Exhibit 10.16

SENIOR NOTE PURCHASE AGREEMENT

This Senior Note Purchase Agreement, dated as of February 28, 2018 (this “Agreement”), is entered into by and among GeoVax Labs, Inc., a Delaware corporation, with an address at 1900 Lake Park Drive, Suite 380, Smyrna, GA 30080 (the “Company”), and Georgia Research Alliance, Inc., with an address at 191 Peachtree Street, NE, Suite 849, Atlanta, Georgia 30303 (“Purchaser”), with respect to the following:

Recital

The Company is obtaining financing from Purchaser.

Agreement

The parties hereby agree as follows:

1.     The Notes.

(a)     Issuance of the Note. In reliance upon the representations, warranties and covenants of the parties set forth herein, at a closing (the “Closing”) to be held simultaneously with the execution of this Agreement, the Company will issue, sell and deliver to Purchaser, and Purchaser will purchase from the Company, one or more promissory notes in the aggregate principal amount of up to Fifty Thousand Dollars ($50,000.00), collectively, the “Notes” and each, a “Note”). The purchase price for each Note shall be the principal amount thereof. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the Notes.

(b)     Terms of the Notes. The terms and conditions of the Notes are set forth in the form of Note attached as Exhibit A hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A hereto.

(c)     Delivery. The Company will deliver to Purchaser the Notes against receipt by the Company of the purchase price for the Notes.

2.     Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

(a)     Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office in the State of Georgia, and is authorized to do business in and is in good standing in Georgia, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.

(b)     Corporate Power; Authorization. The Company has all requisite legal and corporate power to enter into, execute, deliver, and perform this Agreement and the Notes. All corporate and legal action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of this Agreement and the Notes, the sale and issuance of the Notes and the performance of the Company’s obligations hereunder, and under the Notes, has been taken. This Agreement is, and upon issuance of the Notes will be, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights.

(c)     Compliance with Other Instruments, None Burdensome, Etc. The execution, delivery and performance of and compliance with this Agreement and the Notes will not result in nor constitute any breach, default or violation of (i) any material agreement, contract, lease, license, instrument or commitment (oral or written) to which the Company or any of its subsidiaries is a party or (ii) any law, rule, regulation, statute or order applicable to the Company, any of its subsidiaries or their respective properties, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries. No person has any right to participate in the sale by the Company of the Notes (other than rights that have been fully satisfied or waived).

(d)     Compliance with Laws. Each of the Company and each of its subsidiaries has complied, and its properties and business operations are in compliance, with all applicable laws, except where any failure to so comply could not reasonably be expected to have a material adverse effect upon the properties, operations, business, prospects or condition (financial or otherwise) of the Company or its subsidiaries or the validity, performance or enforceability of the Transaction Documents. No federal, state, local or provincial or other governmental authority has issued or, to the best of the Company’s knowledge, threatened to issue to the Company or any of its subsidiaries any citation, notice or order asserting or alleging any material non-compliance with, or material violation of, any applicable law.

(e)     Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or provincial or other governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement and the Notes, other than, if required, filings or qualifications under applicable federal and state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company.

(f)     Offering. In reliance on the representations and warranties of Purchaser in Section 3, the Notes will be issued in compliance with all applicable federal and state securities laws.

(g)    Litigation. Except as disclosed to Purchaser in writing prior to the date of this Agreement, there are no suits or proceedings pending or, to the Company’s knowledge, threatened by or before any federal, state, local or provincial or other governmental authority against or affecting the Company or any of its subsidiaries, or their respective assets.

(h)     Agreements, Etc. Neither the Company nor any of its subsidiaries is a party to any agreement or instrument or subject to any order or decree of any federal, state, local or provincial or other governmental authority or any charter or other corporate restriction, adversely affecting its properties, operations, business, prospects or condition (financial or otherwise), nor is the Company or any of its subsidiaries in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree or order to which it is subject.

(i)     Authorizations. All authorizations, consents, approvals and licenses required under applicable law for the ownership or operation of the property owned or operated by the Company or any of its subsidiaries or for the conduct of any business in which the Company or any of its subsidiaries is engaged have been duly issued and are in full force and effect, and none of the Company or its subsidiaries is in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any federal, state, local or provincial or other governmental authority having jurisdiction over the Company and its subsidiaries.

(j)     Taxes. The Company and its subsidiaries have filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, Federal Insurance Contributions Act and ad valorem taxes, shown on all assessments received by any of them to the extent that such taxes have become due.

(k)    Sanctioned Persons; Sanctioned Countries. None of the Company, its subsidiaries or its affiliates does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by United States Department of the Treasury’s Office of Foreign Assets Control (together with any successor thereto, “OFAC”). The Company will not use the proceeds received from the sale of the Notes hereunder to fund any operation in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “Sanctioned Country” means a country subject to the sanctions programs identified on the list maintained by OFAC, as published from time to time by OFAC. “Sanctioned Person” means (a) any person or entity named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC, as published from time to time by OFAC, (b) any agency, authority or subdivision of the government of a Sanctioned Country, (c) any person or organization controlled by a Sanctioned Country, or (d) any person or entity resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

(l)     Intellectual Property. The Company possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names (collectively, “Proprietary Rights”) adequate to continue to conduct its business as heretofore conducted by it and as presently proposed to be conducted by it without conflicting with any rights of others, and such Proprietary Rights are valid and enforceable. To the Company’s knowledge, neither the Company’s nor any of its subsidiaries’ use of any Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by the Company or any of its subsidiaries that is presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. Neither the Company nor any of its subsidiaries has given notice to any person or entity that such person or entity is infringing on any of the Proprietary Rights. To the Company’s knowledge, no person or entity is infringing on any of the Proprietary Rights.

3.     Representations and Warranties by Purchaser. Purchaser represents and warrants to the Company as of the time of issuance of the Notes as follows:

(a)     Investment Intent. This Agreement is made with Purchaser in reliance upon such Purchaser’s representation to the Company, evidenced by Purchaser’s execution of this Agreement, that Purchaser is acquiring the Notes for investment for such Purchaser’s own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws.

(b)     Authority. Purchaser has the full right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Purchaser, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors’ rights.

(c)    Notes Not Registered. Purchaser understands and acknowledges that the offering of the Notes will not be registered under the Securities Act or qualified under applicable state securities laws on the grounds that the offering and sale of the Notes contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification under applicable state securities laws, and that the Company’s reliance upon such exemptions is predicated upon such Purchaser’s representations set forth in this Agreement. Purchaser acknowledges and understands that resale of a Note maybe restricted indefinitely unless the Note is subsequently registered under the Securities Act and qualified under applicable state securities laws or an exemption from such registration and such qualification is available.

(d)    No Transfer. Purchaser covenants that in no event will it dispose of any of the Notes other than in conjunction with an effective registration statement under the Securities Act or pursuant to an exemption therefrom, or in compliance with Rule 144 promulgated under the Securities Act, or to an entity affiliated with Purchaser and other than in compliance with the applicable securities regulations laws of any state.

(e)     Knowledge and Experience. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s prospective investment in the Notes; (ii) has the ability to bear the economic risks of Purchaser’s prospective investment; (iii) has been furnished with and has had access to such information as Purchaser has considered necessary to make a determination to purchase the Notes together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions that have been asked by Purchaser satisfactorily answered by the Company; and (v) has not been offered the Notes by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

(f)     Accredited Investor. Purchaser is an accredited investor as that term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

(g)    No Brokers. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated by the Transaction Documents based on any agreement, arrangement or understanding with Purchase or any action taken by Purchaser.

4.     Covenants and Agreements of the Company.

(a)     Company’s Books and Records. The books and records of the Company shall at all times be maintained at the principal office of the Company, or within an accounting system accessible by the Company, and upon a prior notice in writing to the Company of at least five (5) business days, the books and records of the Company related to this Agreement shall be open to the reasonable inspection and examination of Purchaser, or its duly authorized representatives during reasonable business hours.

(b)     Company’s Reporting Obligations. Until all obligations under the Notes are paid in full, the Company will furnish, or will cause to be furnished, to Purchaser copies of the following financial statements, reports and information:

(i)     within fifteen (15) days after filing with the Securities and Exchange Commission, copies of 10Q and 10K reports;

(ii)     such other information with respect to the financial condition, business, property, assets, revenues and operations of the Company as Purchaser may from time to time reasonably request.

(c)     Other Covenants. Until the outstanding principal amounts due under the Notes and any other obligations under the Notes are paid in full, the Company and its subsidiaries shall not:

(i)     unless consented to in writing by Purchaser:

a)     incur any additional debt senior or pari-passu to the Notes, including any debt senior or pari-passu to the Notes that is convertible into equity securities;

b)     sell or grant any license or sublicense to any material intellectual property or proprietary information related to the joint venture project with Viamune, Inc. (the “Joint Venture”);

c)     enter into any transaction with a related party not on arm’s length terms and conditions;

d)     repurchase or redeem any equity security of the Company; or

e)     make, declare or pay any dividend, or make any other distribution on, any Company capital stock or any securities convertible into or exchangeable for any shares of Company capital stock.

(d)     Legal Fees. The Company will pay for Purchaser’s legal fees and expenses associated with the preparation and negotiation of this Agreement, the first Note issued by the Company, and any Subsequent Note, up to a maximum of $1,000 in the aggregate.

(e)     Use of Proceeds. The proceeds of the Notes shall be used by the Company for working capital, sales and marketing, research and development and capital expenditures as described in the Company’s spending plan set forth in the investment application submitted to, and as accepted by, Purchaser. The Company shall not use the proceeds of the Notes for any purpose not described in such spending plan without the prior written approval of Purchaser.

(f)     Application of Distributions. Until all obligations under the Notes are paid in full, the Company will apply all distributions received or resulting from the Joint Venture to repayment of the Notes in the following order:

(i)     first, to any accrued interest; and

(ii)     second, to the principal amount outstanding.

(g)    Joint Venture Management Structure. After commencement of the Joint Venture and until all obligations under the Notes are paid in full, the Company will not, without the prior written consent of the Purchaser, cause or allow any change to the initial management structure of the Joint Venture, attached as Exhibit C hereto. The consent of the Purchaser is not to be unreasonably withheld.

5.     Restrictions on Use and Disclosure. Except to the extent expressly permitted under this Agreement, Purchaser shall neither disclose to any third party any of the Company’s (a) Confidential Information during the term of the Transaction Documents and for a period of five (5) years following the termination or satisfaction of the last such document; or (b) trade secrets for the period during which any such information continues to constitute a trade secret as defined under this Agreement or applicable laws (collectively, “Trade Secrets”) or otherwise use any such Confidential Information or Trade Secrets for any purpose whatsoever. “Confidential Information” shall mean any and all technical, financial, business and other information relating to the Company (or any affiliate thereof) in connection with this Agreement and is clearly marked as confidential at the time of disclosure, or, if disclosed orally or visually if such oral or visual disclosure is followed within thirty (30) days by a written confirmation of such confidential disclosure, is stated to be confidential information of the Company. For purposes of this Agreement, Confidential Information shall be deemed to include any and all reports, financial statements or other disclosures required to be made by the Company under the terms of the Transaction Documents, including, without limitation, any and all information provided to the Observer. If Purchaser becomes legally compelled to disclose any Confidential Information or Trade Secrets (whether by judicial or administrative order, applicable law, rule or regulation, or otherwise), Purchaser shall use all reasonable efforts to provide the Company with prior notice thereof so that the Company may seek a protective order or other appropriate remedy to prevent such disclosure. If such protective order or other remedy is not obtained prior to the time such disclosure is required, Purchaser may only disclose that portion of such Confidential Information or Trade Secrets that it is legally required to disclose. Confidential Information shall not include information (i) within Purchaser’s legitimate possession before disclosure by the Company, as evidenced by written records, (ii) in the public domain or which comes into the public domain through no fault of Purchaser, (iii) disclosed to Purchaser by a third party or a user having legitimate possession thereof and the right to make such disclosure (subject to any confidential obligation in connection with such right), or (iv) that ceases to constitute a Trade Secret during the period for which such restrictions under this Section 5 otherwise apply, unless and to the extent the same shall constitute Confidential Information, in which case such information shall be maintained confidentially for the period described under clause (a) above, if longer. The provisions of this Section 5 shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of Purchaser against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this Article. Purchaser understands and agrees that money damages would not be a sufficient remedy for any breach of this Section 5, and that the Company shall be entitled to seek equitable relief, including any injunction and specific performance as a remedy for any breach or threat thereof. Such remedy shall not be exclusive but shall be in addition to all other remedies available to the Company at law or equity. Notwithstanding anything in this Agreement to the contrary, the maximum liability of Purchaser for money damages pursuant to this Section 5 will not exceed the aggregate amount paid by Purchaser to the Company for the Notes.

6.     Miscellaneous.

(a)     Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and Purchaser. Notwithstanding the foregoing, no failure or delay by either party in exercising any right, power or remedy hereunder shall operate as waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

(b)     Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law provisions of the State of Georgia or of any other state.

(c)     Entire Agreement. This Agreement together with the Notes constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d)     Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid or by recognized overnight courier, addressed (i) if to Purchaser, at the address first given above or at such other address as Purchaser shall furnish to the Company in writing, or (ii) if to the Company, at the address first given above or at such other address as the Company shall furnish to Purchaser in writing.

(e)     Validity. If for any circumstance whatsoever, fulfillment of any provision of this Agreement or the Notes, at the time performance of such provision is due, involves transcending the limit of validity presently prescribed by any applicable statute or any other applicable law, with regard to obligations of like character and amount, the obligation to be fulfilled must be reduced to the limit of such validity, so that in no event will any exaction be possible under this Agreement or the Notes that is in excess of the current limit of such validity, but such obligation must be fulfilled to the limit of such validity.

(f)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(g)    Severability. Any term or condition of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and conditions hereof or affecting the validity or enforceability of any such term or condition in any other jurisdiction.

(h)     Headings. The Article and Section headings in this Agreement are for convenience of reference and do not affect the construction of this Agreement.

(i)     Dispute Resolution. If a conflict, issue or dispute (the “Dispute”) arises between the parties regarding the terms, conditions or interpretation of all or any portion of this Agreement, the Company and Purchaser shall attempt to negotiate in good faith a business resolution of the Dispute for no less than thirty (30) days after notice of the Dispute before resorting to any other remedy in law or equity, subject to the ability to obtain equitable relief pursuant to Section 5.

(j)     PATRIOT Act Notice. Purchaser hereby notifies the Company that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001) (the “PATRIOT Act”), Purchaser may be required to obtain, verify and record information that identifies the Company, including its legal name, address, tax ID number and other information that will allow Purchaser to identify the Company in accordance with the PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: GEOVAX LABS, INC., a Delaware corporation By: Name: Title: [SEAL] PURCHASER: GEORGIA RESEARCH ALLIANCE, INC. By: Name: C. Michael Cassidy Title: President and CEO

[Senior Note Purchase Agreement]

EXHIBIT A

SENIOR PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

GEOVAX, INC.

SENIOR PROMISSORY NOTE

Fifty Thousand Dollars, $50,000	[●]
Atlanta, Georgia

FOR VALUE RECEIVED, GeoVax Labs, Inc., a Delaware corporation (the “Company”), promises to pay to Georgia Research Alliance, Inc. (the “Holder”), the principal sum of Fifty Thousand Dollars ($50,000.00), or such lesser amount as shall then equal the outstanding principal amount under this Promissory Note (this “Note”), together with interest thereon as specified herein.

The principal amount shall be due and payable in installments beginning on the one year anniversary of the date of the Closing, and continuing on the first business day of each calendar month thereafter, each in an amount equal to $[1,041.67], and ending on the Maturity Date.

Interest shall accrue on the principal amount of this Note from time to time remaining unpaid and outstanding at a rate of five percent (5.0%) per annum computed on the basis of the actual number of days elapsed and a year of 365 days. Interest accrued on the unpaid principal amount outstanding hereunder shall be due and payable in arrears (i) beginning April 1, 2018, on such date and on the first business day of each calendar month thereafter, (ii) on demand as provided in the immediately following paragraph, and (iii) on the Maturity Date (as defined herein).

All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, shall be due and payable:

(a)     (i) on the Maturity Date, (ii) immediately upon the occurrence of an Event of Default (as defined herein) described under Section 2(c) or 2(d); and

(b)     on demand at any time after the earlier of (i) the date on which the Company has achieved profitability for a period of at least two (2) consecutive fiscal years in accordance with generally accepted accounting principles, (ii) the date on which a Qualified Financing (as defined herein) occurs, unless the Holder has consented to such Qualified Financing in advance and in writing, (iii) the date on which a Qualified Sale (as defined herein) occurs, unless the Holder has consented to such Qualified Sale in advance and in writing, and (iv) the occurrence of an Event of Default (other than an Event of Default described under Section 2(c) or 2(d)).

This Note is issued pursuant to the Senior Note Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Holder named therein.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.     Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)     “Maturity Date” is the date that is five years from the date of this Note.

(b)     “Obligations” means all principal and accrued interest due hereunder (including any interest on pre-petition Obligations accruing after the commencement of any insolvency proceeding by or against the Company, whether or not allowable in such insolvency proceeding).

(c)     “Qualified Financing” means an equity financing of the Company in which the Company issues shares of common stock, preferred stock or other equity interests in the Company in a transaction or series of related transactions and receives an investment of at least $5 million in consideration of such issuance.

(d)     “Qualified Sale” means (i) a merger or consolidation of the Company with or into another entity after which the shareholders of the Company immediately prior to such transaction do not own, immediately following the consummation of the transaction and by virtue of their share ownership in the Company or securities received in exchange for such shares in connection with the transaction, a majority of the voting power of the surviving entity in proportions substantially similar to those that existed immediately prior to such transaction, (ii) the sale or transfer by the Company or the Company’s shareholders of capital stock of the Company representing more than 50% of the voting power of the Company in one transaction or a series of related transactions (but specifically excluding bona fide equity financing transactions), or (iii) the sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a merger effected exclusively for the purpose of changing the domicile of the Company shall not be deemed a Qualified Sale.

(e)      “Transaction Documents” means this Note and the Note Purchase Agreement.

2.     Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)     Failure to Pay. The Company shall fail to pay (i) any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document on the due date and such payment shall not have been made within ten (10) days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay;

(b)     Breaches of Other Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or any other Transaction Document, and after the Company’s receipt of the Holder’s written notice, such failure shall continue for ten (10) days;

(c)     Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing;

(d)    Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement;

(e)     Failure to Pay Indebtedness. The Company fails to pay when due (giving effect to any applicable grace periods and any extensions thereof) any indebtedness for money borrowed by the Company in the principal balance of not less than [●] Dollars ($[●]), or any declared default of the Company under any such indebtedness that gives the holder thereof the right to accelerate such indebtedness (which such acceleration is not rescinded, annulled or otherwise cured within fourteen (14) days after receipt by the Company of notice of such acceleration), except to the extent such failure to pay or acceleration is the subject of a bona fide dispute that the Company is contesting in good faith and for which funds sufficient to pay such indebtedness have been set aside and reserved for payment by the Company;

(f)     Cessation of Company Operations. The Company’s board of directors votes to cease substantially all of the Company’s operations or wind up the Company’s affairs;

(g)    Relocation. The relocation of the Company headquarters, all or a significant portion of its assets or business operations or a majority of its employees to a location outside of the State of Georgia; or

(h)    Use of Proceeds. The use of the proceeds of this Note by the Company for any material purpose not described in the Company’s spending plan set forth in the investment application submitted to, and as accepted by, the Holder without the prior written approval of the Holder.

3.     Rights of the Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(c) and 2(d)) and at any time thereafter during the continuance of such Event of Default beyond any applicable cure periods, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(c) and 2(d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents, or otherwise permitted to it by law. In case of an Event of Default, the Company must pay to the Holder such further amount as is sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney’s fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right will operate as a waiver of that right or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

4.     Prepayment. The principal amount of this Note and the accrued interest thereon may be prepaid without the written consent of the Holder. Any such permitted prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note, if any, and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

5.     Successors and Assigns. Subject to the restrictions on transfer described in Sections 7 and 8, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.     Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

7.     Transfer of this Note. This Note may be transferred by Purchaser without the Company’s prior written consent, subject to compliance with the Securities Act of 1933, as amended (the “Securities Act”). Any new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transfer ability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. Subject to compliance with the Securities Act, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

8.     Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned in whole or in part by the Company without the prior written consent of the Holder.

9.     Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid or by recognized overnight courier at the respective addresses of the parties as set forth in the Note Purchase Agreement or on the register maintained by the Company. Copies of all notices provided hereunder shall be also delivered to the Holder’s legal counsel at the address provided by the Holder, and any such copy shall not constitute notice hereunder. Either party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

10.   Ranking. The obligations of the Company under this Note shall rank senior in payment to all other indebtedness of the Company and its subsidiaries (other than accrued compensation of directors or officers); provided, however, that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event the Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

11.   Payment. Payment shall be made in lawful tender of the United States.

12.   Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.   Time of Essence. Time is of the essence of this Note and the other Transaction Documents.

14.   Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law provisions of the State of Georgia or of any other state.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be issued and executed under seal as of the date first written above.

GEOVAX LABS, INC., a Delaware corporation By: Name: Title: [SEAL]

[Senior Promissory Note]

EXHIBIT B

Milestones

Milestone 1 - GeoVax’s 50% share (shared with ViaMune) of direct expenses associated with the conduct of the preclinical studies using the combined GeoVax and ViaMune technologies in tumor animal models at the University of North Carolina, Charlotte.

EXHIBIT C

Joint Venture
Initial Management Structure

Name	Position
Farshad Guirakhoo	CEO
Mark Reynolds	CFO
Kenny Offerman	CMO
Bob McNally	Managing Director
Russ Medford	Managing Director